Exhibit 10.1

AMENDMENT to Director Agreement

Dated as of March 12, 2021

This Amendment to Director Agreement (this “Amendment”), dated as of the date first set forth above (the “Amendment Date”), is entered into by and among (i) Clubhouse Media Group, Inc., a Nevada corporation (the “Company”) and (ii) Harris Tulchin (“Director”). The Company and Director may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, the Parties are all of the parties to that certain Director Agreement, dated as of August 5, 2020 (the “Original Agreement”) and now desire to amend the Original Agreement as set forth herein, and pursuant to Section 11(a) of the Original Agreement the Parties may amend the Original Agreement in writing;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendments. Pursuant to Section 11(a) of the Original Agreement, the Original Agreement is hereby amended as follows:

(a)	The following sentence is hereby added to the end of Section 4(a) of the Original Agreement:

The issuance of any shares of Common Stock as set forth in this Section 4(a) shall be subject to the provisions of Section 4(h).

(b)	A new Section 4(f) is hereby added to the Original Agreement, providing as follows:

(f) On the Amendment Date, as additional consideration for Director’s service to the Company between the Effective Date and the Amendment Date, the Company shall issue to Director an additional 6,500 shares of Common Stock, which shares shall be subject to the provisions of Section 4(h).

(c)	A new Section 4(g) is hereby added to the Original Agreement, providing as follows:

(g) The Parties acknowledge and agree that the Company has filed a registration statement on Form S-8 with the Securities and Exchange Commission (the “Form S-8), with respect to certain shares that may be issued to employees, consultants and other personnel providing services to the Company. As agreed to by the Parties, prior to the Amendment Date, the Company has not issued to Director the shares of Common Stock that would have been issued to Director for the period from August 5, 2020 to December 31, 2020, as the Parties were delaying such issuances until the Form S-8 became effective. As of the Amendment Date, the Parties agree that the shares due to Director for the period from August 5, 2020 to December 31, 2020 total 18,822 shares of Common Stock, which shall be issued to Director on the Amendment Date, and which shares shall be subject to the provisions of Section 4(h).

1

(d)	A new Section 4(h) is hereby added to the Original Agreement, providing as follows:

(h) As long as the Company has sufficient shares of Common Stock registered on the Form S-8, or any replacement registration statement thereto, the shares of Common Stock to be granted to Director hereunder shall be shares of Common Stock registered on the Form S-8.

2.	Remainder in Force. Other than as amended herein, the Original Agreement shall remain in full force and effect until terminated in accordance with its terms. Any reference in the Original Agreement to the “Agreement” shall now be deemed a reference to the Original Agreement as amended by this Amendment.

3.	Miscellaneous.

(a)	Defined terms used herein without definition shall have the meanings given in the Original Agreement. The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

(b)	This Amendment and the rights and obligations of the Parties shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

(c)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signatures appear on following page]

2

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Date.

Clubhouse Media Group, Inc.

By:	/s/ Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	Chief Executive Officer

Harris Tulchin

By:	/s/ Harris Tulchin
Name:	Harris Tulchin

3